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                                                                   EXHIBIT 10.12

                           WEST GEORGIA NATIONAL BANK

April 11, 2002

Steven J. Haack
2375 Grant Place
Villa Rica, Georgia 30180

         RE: WEST GEORGIA NATIONAL BANK ("WGNB") EMPLOYMENT OF STEVEN J. HAACK ("EMPLOYEE")

Dear Mr. Haack:

         The purpose of this letter is to set forth the new terms upon which WGNB agrees to employ you and under which you agree to be employed at WGNB. In that regard, please consult the letter agreement between you and WGNB dated August 31, 2000. This letter shall be treated as an amendment to that letter agreement pursuant to the "Miscellaneous" section of that letter agreement. The letter agreement shall remain in full force and effect, except as amended below:

         TERM. This Agreement is for a term of two years from the above date and may be extended for one additional year if neither party gives notice of termination more 90 days before the expiration of the initial term.

         COMPENSATION AND BENEFITS. From the time you agree to the terms of this letter until such time that this letter is amended or such time that your employment is terminated, WGNB will pay you for your services at a rate of $95,060 annually. (All other terms of "Compensation and Benefits" from the letter agreement remain in full force and effect.)

         IMPACT OF TERMINATION CAUSE UPON SEVERANCE COMPENSATION. If you are terminated without cause you shall receive upon such termination a lump-sum payment equal to two years compensation, including salary and benefits. (All other terms of "Impact of Termination Cause Upon Severance Compensation" from the letter agreement remain in full force and effect.)

         If you agree with the terms of this letter, please signify by signing below.

                                     Sincerely,

                                     West Georgia National Bank

                                     /s/ L. Leighton Alston

                                     By: L. LEIGHTON ALSTON
                                     Its: CHIEF EXECUTIVE OFFICER




         Agreed to and accepted, this 26 day of April, 2002.

                                     /s/ Steven J. Haack
                                     --------------------------------------
                                     Steven J. Haack